                              CONTRACT INFORMATION

First Insured        [John Doe]                     Certificate Number          [NV-12345678]

Issue Age/Sex        [65] [Male]                    Contract Date               [January 1, 1999]

Rating Class         [Standard] [Non-Tobacco]


Second Insured       [Jane Doe]                     Initial Death Benefit       [$60,252.00]

Issue Age/Sex        [65] [Female]                  Initial Payment             [$30,000.00]

Rating Class         [Standard] [Non-Tobacco]       Initial Fixed Account
                                                    Guaranteed Interest Rate    [4.00%]

Additional Agreements

[Last Survivor Death Benefit Agreement]

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
--------------------------------------------------------------------------------

LAST SURVIVOR       This is a Joint and Last Survivor Benefit Agreement for the
DEATH BENEFIT       Certificate which summarizes changes in coverage under the
                    Group Contact. The provisions summarized AGREEMENT herein modify those in Your Certificate of coverage. If this Agreement is attached to Your Certificate, coverage is extended to two Insureds. The Insured individuals are those shown on the Contract Information page of the Certificate.
                    The Death Benefit under a Certificate is payable if the surviving Insured dies while coverage under the Group
                    Contract is in force and before the Maturity Date. The surviving Insured is the Insured who is living upon the death of the other Insured under this Certificate. No Death
                    Benefit is payable upon the death of the first Insured to die.

                    DEFINITIONS
                    The Attained Age is an Insured's age on his or her last birthday.

                    THE BENEFIT
                    In determining the Death Benefit, the applicable percentage of the Account Value is based upon the Attained Age of the younger Insured.

                    GUARANTEED DEATH BENEFIT
                    The Guaranteed Death Benefit will be in effect until the date shown in the table below:

                    YOUNGER INSURED'S ISSUE AGE           EXPIRY DATE OF GUARANTEED DEATH BENEFIT
                              0-39                           25 Years from the Contract Date
                             40-59                           15 Years from the Contract Date
                             60-85                           10 Years from the Contract Date

                    MATURITY BENEFIT
                    The Maturity Date provision will be based upon the Attained Age of the younger Insured.

                    REINSTATEMENT
                    You may reinstate the coverage under this Certificate subject to the Reinstatement provision provided that: both Insureds are alive; or one Insured is alive and the termination of coverage without value occurred after the death of the first Insured.

                    MISSTATEMENT OF AGE OR SEX, ASSIGNMENT
                    The Misstatement of Age or Sex and Assignment provisions apply to either Insured.

                    OWNER
                    During the lifetime of both Insureds, the rights and privileges stated in the Certificate may be exercised only by You, the Owner.

                    BENEFICIARY
                    The Beneficiary is as named in the application on the Contract Date of the Certificate, and may be changed from time to time. The interest of any Beneficiary who dies before the surviving Insured will terminate at the death of that Beneficiary.

                    If no Beneficiary designation is in effect at the surviving Insured's death, or if there is no designated Beneficiary then living, You will be the Beneficiary. However, if the surviving Insured was the Owner, the executors or administrators of the Insured's estate will be the Beneficiary.

                    CHANGE OF OWNERSHIP OR BENEFICIARY
                    You may change the Owner or any Beneficiary by Written Request during the lifetime of either Insured. The change will take effect as of the date the request is signed after We acknowledge receipt in writing, whether or not the Owner or an Insured are living at the time of acknowledgment. The change will be subject to any assignment, and to any payment made or action taken by Us before acknowledgment.

                    INCONTESTABILITY AFTER TWO YEARS
                    The Incontestability After Two Years provision applies to both Insureds.

                    Before the end of the second year from the Contract Date of a Certificate, We will send a notice to You requesting notification of the death of any Insured. Failure to notify Us of the death of either Insured will not avoid a contest of the Group Contract.

                    SUICIDE WITHIN TWO YEARS
                    The Suicide Within Two Years provision applies to either Insured.

                    COST OF INSURANCE RATE
                    The Cost of Insurance Rate is based on the Attained Age, sex and rating classification of both Insureds. Pages 21 and page 22 of this Certificate, which contain the Guaranteed Monthly Maximum Cost of Insurance Rates, are hereby deleted and replaced with the following:

                    The Guaranteed Monthly Maximum Cost of Insurance Rates are based on the exact age and rating classification of each Insured using the Frasier Method and the 1980 Commissioners Standard Ordinary Mortality Table, age last birthday, on a smoker/non-smoker basis.

                    A Table of the Guaranteed Monthly Maximum Cost of Insurance Rates applicable to the Insureds named in Your application has been printed on the Contract Information page of a Certificate.

                    ACCELERATED DEATH BENEFIT
                    After the death of the first Insured, the Death Benefit may be accelerated, subject to the conditions of the Accelerated Death Benefit provision.

                    PAYMENT OF PROCEEDS
                    The Proceeds of this Certificate will be subject first to the interest of an assignee, to whom payment will be made in one sum. We will pay any remaining Proceeds to You before the surviving Insured's death, and to the Beneficiary after the surviving Insured's death.

                    Payment to the Beneficiary will be made only if We receive proof, satisfactory to Us, of the death of both Insureds. Unless otherwise provided, payment will be made in equal shares to those Beneficiaries entitled to receive the Proceeds.

                    TERMINATION OF AN INSURED'S COVERAGE
                    Coverage under this Agreement will terminate when one of the following events occur:
                    -   the surviving Insured dies;
                    -   an Insured's coverage matures;
                    -   the date an Insured's coverage ends without value; or
                    - the date an Insured's coverage is surrendered for its Surrender Value.

                    THIS AGREEMENT AND THE CERTIFICATE
                    This Agreement is made a part of Your Certificate if We have listed it on the Contract Information page of the Certificate.

                    EFFECTIVE DATE
                    This Agreement takes effect on the Contract Date shown on the Contract Information page for the Certificate.

                                                             /s/ Edmund F Kelly
                                                             PRESIDENT

           TABLE OF GUARANTEED MONTHLY MAXIMUM COST OF INSURANCE RATES
                   PER $1,000 OF INSURANCE NET AMOUNT OF RISK

                 [MALE] [STANDARD] [NON-TOBACCO] ISSUE AGE [65]
                [FEMALE] [STANDARD] [NON-TOBACCO] ISSUE AGE [65]

         Attained      Monthly Cost of
           Age          Insurance Rate
            [0                   -
             1                   -
             2                   -
             3                   -
             4                   -

             5                   -
             6                   -
             7                   -
             8                   -
             9                   -

            10                   -
            11                   -
            12                   -
            13                   -
            14                   -

            15                   -
            16                   -
            17                   -
            18                   -
            19                   -

            20                   -
            21                   -
            22                   -
            23                   -
            24                   -

            25                   -
            26                   -
            27                   -
            28                   -
            29                   -

            30                   -
            31                   -
            32                   -
            33                   -
            34                   -

            35                   -
            36                   -
            37                   -
            38                   -
            39                   -

            40                   -
            41                   -
            42                   -
            43                   -
            44                   -

            45                   -
            46                   -
            47                   -
            48                   -
            49                   -

            50                   -
            51                   -
            52                   -
            53                   -
            54                   -

            55                   -
            56                   -
            57                   -
            58                   -
            59                   -

            60                   -
            61                   -
            62                   -
            63                   -
            64                   -

            65              0.0267
            66              0.0884
            67              0.1642
            68              0.2559
            69              0.3660

            70              0.5020
            71              0.6663
            72              0.8666
            73              1.1163
            74              1.4171

            75              1.7732
            76              2.1831
            77              2.6479
            78              3.1709
            79              3.7616

            80              4.4380
            81              5.2163
            82              6.1130
            83              7.1314
            84              8.2628

            85              9.4909
            86             10.8022
            87             12.1851
            8              13.6300
            89             15.1452

            90             16.7381
            91             18.4406
            92             20.3084
            93             22.4784
            94             25.2634

            95             29.2770
            96             35.7275
            97             46.8583
            98             66.0868
            99             81.9135]

For the purposes of this table, Attained Age is based upon the age of the younger Insured.